Exhibit 99.1

Pareteum Announces Second Quarter 2017 Financial Results

Q2 Revenues of $3.2 million, up 16% quarter-over-quarter

$60 million revenue backlog, up 41% quarter-over-quarter

Achieved positive adjusted EBITDA for the three and six months ended June 30, 2017

Conference Call to be Held at 4:30 p.m. EDT on August 14, 2017

NEW YORK, August 14, 2017 - Pareteum Corporation (NYSE American: TEUM) ("Pareteum" or the "Company"), a leading communications technology provider to global Mobile, MVNO, Enterprise and IoT markets, today announced financial results for the second quarter ended June 30, 2017.

Q2 2017 Key Metrics & Operational Highlights:

•	Revenue backlog increased to approximately $60 million as of June 30, 2017, up 41% over the first quarter and nearly a three-fold increase over the beginning of 2016. This 36-month contracted revenue backlog is driven by Pareteum’s high-performing sales team and the superior value Pareteum’s services deliver to customers relative alternatives in the market.

•	Revenue per employee increased 18% in the second quarter to $215,945 from $183,275 in the first quarter of 2017. Year-over-year, revenue per employee is up 183% from $87,000 in Q2 of 2016 and up 359% since Pareteum started tracking revenue per employee in Q4 2015, when it was approximately $47,000.

•	3-year contract signed with THYNGS Wireless. THYNGS chose Pareteum’s Global Mobility Cloud Platform for its comprehensive IoT solution that serves smart city infrastructure including 90% of the taxi cab market in Las Vegas and the New York City taxi and limousine market. As a result of Pareteum’s Global Mobility Cloud Platform, THYNGS was able to save their customers over 50% on their monthly service fees compared to other alternatives and deliver superior mobile coverage and metrics previously unseen in their industry niche.

•	Entered Brazilian market with 7-year contract that includes paid-in-advance fees and guaranteed recurring monthly service revenues. A contract minimum of approximately $2 million may increase into the 8-figure range based on a projected 3 million subscribers and devices within a 3-year period. On-boarding of subscribers is expected to commence in Q4 2017. The customer is a leading Brazilian financial and marketing company that selected Pareteum’s Managed Services Platform through a Software-as-a-Service (SaaS) agreement.

•	Launched on-demand, hosted Home Location Register (HLR) services, the main database location of permanent subscriber information for a mobile network, to enable the customer’s subscriber database management and billing capabilities. HLR has not generally been available in the market on an on-demand basis. Pareteum has disruptively changed this business model and planted a seed for future growth, resulting in three new customers in just the past few months.

•	Signed Global Mobility Cloud services contract with leading UK-based Communications Services Provider (CSP) for Pareteum’s newly launched HLR services. Transaction-based revenue is expected to commence in Q4 2017.

•	3-year contracts were signed with two additional UK-based Communications Service Providers (CSPs) for Pareteum’s HLR services in July, just two months following announcement of the new service. These two contracts represent more than 50,000 new subscriber equivalents and an additional $1,000,000 to Pareteum’s current revenue backlog.

•	Launched full featured 4G Broadband Services in July. The offering creates a dynamic opportunity attracting new subscribers while driving incremental recurring revenue for Pareteum. These services allow Pareteum’s customers including mobile virtual network operators (MVNOs), enterprises and communications providers hosted on its Managed Services Platform and those on its Global Mobility Cloud platform to deliver full-feature advanced mobile services typically available to subscribers on Tier-1 4G networks including data-rich mobile web access, IP telephony, gaming services, video conferencing, and virtual reality (VR) applications.

•	Appointed telecom industry veteran Laura Thomas as Independent Director and Chair of Audit Committee in July.

•	Received the 2017 Communications Solutions Product of the Year Award for our Mobile Networking Software and Services by TMC in July.

“Our performance in the second quarter clearly demonstrates Pareteum’s ability to innovate, market, and sell valuable new products and services into the continuously evolving multi-billion dollar mobile telecommunication market. Over the past quarters, we have implemented an aggressive turnaround that has led to reduced operating costs; an increasing number of new high-margin, recurring revenue contracts; attracting some of the best management and sales talent in the industry; and the development and launch of the kinds of products and services that cater to the future of our industry,” said Hal Turner, Executive Chairman of Pareteum. “The increase in our revenue backlog to approximately $60 million, representing a 41% increase over Q1 and almost triple our backlog number at the beginning of 2016 is the best indicator of our performance to date and serves as the basis for our expectation of continued top line growth over the second half of 2017 and into 2018.”

Q2 2017 Financial Highlights:

•	Revenues in the second quarter increased 16% quarter-over-quarter to $3.2 million compared to $2.8 million in Q1. Revenues were effectively flat compared to $3.3 million in the second quarter of 2016.

•	Gross margins continued to improve to 71% for the quarter ended June 30, 2017 as compared to 70% in both the first quarter of 2017 and the second quarter of 2016.

•	Operating expenses decreased 8% quarter-over-quarter to $4.4 million in the second quarter compared to $4.8 million in first quarter of 2017. Operating expenses decreased 19% from $5.4 million in the second quarter of last year. The reduction is driven by the company-wide restructuring program implemented throughout 2016 and reducing cash operating costs, while increasing sequential revenues in 2017.

•	Operating loss narrowed by 37% on a quarter-over-quarter basis to ($1.2) million in the second quarter compared to ($1.9) million in the first quarter and narrowed by 46% compared to ($2.2) million in the second quarter of 2016.

•	Net loss per weighted common share improved 29% quarter-over-quarter to $(0.10) for the second quarter as compared to ($0.14) in the first quarter and improved by 77% from $(0.43) in the second quarter of 2016.

•	Adjusted EBITDA in the second quarter improved 334% to approximately $463,000 from a negative EBITDA of ($198,000) in first quarter and improved 167% from the negative EBITDA of ($691,000) last year.

•	EBITDA in the second quarter improved 74% to approximately $(301,000), on both a quarter-over-quarter and year-over-year basis from the EBITDA of $(1.1) million in the first quarter of 2017 and the second quarter of 2016.

Conference Call Information:
Date:	Monday, August 14, 2017
Time:	4:30 p.m. EDT
Domestic Dial-in Number:	1-888-395-3241
International Dial-in Number:	1-719-325-4891
U.K. Toll Free:	0 808 101 7548
Live webcast:	http://public.viavid.com/index.php?id=125843

All interested participants should dial in approximately 5 to 10 minutes prior to the 4:30 p.m. EDT conference call and an operator will register your name and organization.

A replay of the call will be available approximately one hour after the end of the call through August 14, 2018, and can be accessed athttp://public.viavid.com/index.php?id=125843.

About Pareteum Corporation:

Pareteum Corporation and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise, Software-as-a-Service and IoT markets. The Company’s software solutions allow any organization to harness the power of a wirelessly connected world by delivering seamless connectivity and subscriber management capabilities that provides end-to-end control of millions of connected devices. Mobile Network Operator (MNO) customers include Vodafone, the world’s second largest mobile operator by customer count, Zain, one of the largest mobile operators in the Middle East, as well as MVNO customers such as Lebara and Lowi. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Discussion of Non-GAAP Financial Measures:

Pareteum's management believes that the non-GAAP measures of (1) "EBITDA" and (2) "Adjusted EBITDA" enhance an investor's understanding of Pareteum's financial and operating performance by presenting (i) a focus on core operating performance and (ii) comparable financial results over various periods. Pareteum 's management uses these financial measures for strategic decision making, forecasting future financial results and operating performance. The presentation of non-GAAP (“Generally Accepted Accounting Principles”) financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA Definition:

“EBITDA” is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is a non-GAAP measure defined by Pareteum as “EBITDA” excluding stock based compensation and restructuring and settlement costs.

Shareholder Contact:

Ted O’Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com

PARETEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands except for per share amounts)

	Three Month Period Ended		Six Month Period Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

REVENUES	$3,239	$3,267	$6,034	$6,541

COST AND OPERATING EXPENSES
Cost of service	946	979	1,788	2,104
Product development	274	809	558	2,099
Sales and marketing	371	346	690	888
General and administrative	1,491	2,187	3,856	5,681
Restructuring and settlement costs	459	-	588	-
Depreciation and amortization of intangibles assets	873	1,114	1,716	2,212
Total cost and operating expenses	4,412	5,434	9,197	12,983

LOSS FROM OPERATIONS	(1,173)	(2,167)	(3,163)	(6,443)

Total other income (expense)	(237)	(647)	460	(675)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,411)	(2,814)	(2,702)	(7,118)
Provision for income taxes	(68)	9	(66)	19
NET LOSS	(1,343)	(2,823)	(2,636)	(7,137)

OTHER COMPREHENSIVE LOSS
Foreign currency translation (loss) gain	16	(345)	(11)	(4)
COMPREHENSIVE LOSS	$(1,327)	$(3,169)	$(2,647)	$(7,141)

Net loss per common share	$(0.10)	$(0.43)	$(0.24)	$(1.09)

Weighted average shares - basic	12,910,929	6,545,307	11,132,580	6,530,513

Non-GAAP Reconciliation	Three Month Period Ended		Six Month Period Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

NET LOSS	$(1,343)	$(2,823)	$(2,636)	$(7,137)

Total interest and other income (expense)	237	647	(460)	675
Depreciation and amortization	873	1,114	1,716	2,212
Provision for income taxes	(68)	9	(66)	19

EBITDA	(301)	(1,053)	(1,446)	(4,231)

Restructuring and settlement costs	459	-	588	-
Stock based compensation	305	362	1,123	1,306
Software and non-cash based adjustments		-

Adjusted EBITDA	$463	$(691)	$265	$(2,925)

PARETEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands)

	June 30,	December 31,
	2017	2016

Cash and cash equivalents	$742	$931
Restricted cash	700	564
Accounts receivable	249	615
Prepaid expenses and other current assets	681	1,085
Total current assets	2,372	3,195
Total assets	11,563	13,045

Total current liabilities	10,161	13,293
Total liabilities	15,452	22,410
Total stockholders' equity	(3,889)	(9,365)

PARETEUM CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED COSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(In thousands)

	Six Months Ended
	June 30,	June 30,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:	$(811)	$(1,371)
CASH FLOWS FROM INVESTING ACTIVITIES:	(333)	(1,330)
CASH FLOWS FROM FINANCING ACTIVITIES:	1,385	2,568
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(295)	2
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(54)	(131)

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